Exhibit 99.3

Contact: Tim Berryman

Director – Investor Relations

Medical Properties Trust, Inc.

(205) 397-8589

tberryman@medicalpropertiestrust.com

Medical Properties Trust Announces Full Exercise of Over-Allotment Option in Follow-On Offering of Common Stock

BIRMINGHAM, Ala.—(BUSINESS WIRE)—Jul. 17, 2019— Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) announced today that underwriters of the Company’s follow-on offering announced on July 15, 2019 have exercised their over-allotment option in full to purchase an additional 6,750,000 shares from the Company at the offering price of $17.29 per share.

In total, the Company sold 51,750,000 shares of common stock in the offering and estimates that net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $858.1 million.

Barclays, BofA Merrill Lynch and J.P. Morgan acted as joint book-running managers and representatives of the underwriters for the offering. Credit Agricole CIB, Goldman Sachs & Co. LLC, KeyBanc Capital Markets, MUFG, Raymond James, RBC Capital Markets, Stifel, SunTrust Robinson Humphrey and Wells Fargo Securities also acted as joint book-running managers for the offering. Credit Suisse and Scotiabank acted as co-managers.

The offering is expected to close on July 18, 2019, subject to customary closing conditions. All of the shares of common stock will be issued under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission(“SEC”). The offering is being made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the prospectus relating to the offering may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by phone at (888) 603-5847 or by email at barclaysprospectus@broadridge.com, from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC28255-0001, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at (866) 803-9204, or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to acquire and develop net-leased hospital facilities. The Company’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations.

This press release includes “forward-looking statements” within the meaning of securities laws of applicable jurisdictions. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding the Company’s plans, strategies, objectives, targets, future expansion and development activities and expected financial performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all), of the Prospect and Halsen acquisitions and related transactions; the risk that this offering may not be completed on the proposed terms, if at all; the ability of the Company’s tenants to meet the terms of their agreements; expected payout ratio; the amount of acquisitions of healthcare real estate, if any; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt or equity arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular; and the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis, and the factors referenced under the section captioned “Item 1.A Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018. Actual results, performance or achievements may vary materially from any projections and forward looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements and the Company disclaims any responsibility to update such information.